Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of Coates International, Ltd. (the "Company") on Amendment No. 1 to Form 10-KSB for the year ended December 31, 2004, I, George J. Coates, Chief Executive Officer and the Principal Accounting Officer of the Company, certify, as of the date hereof, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, that the Company's Amendment No. 1 to Form 10-KSB fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in Amendment No. 1 to Form 10-KSB, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  January 27, 2006               COATES INTERNATIONAL, LTD.

                                       By: /s/ George J. Coates
                                           ----------------------------------
                                           President, Chief Executive Officer
                                           and Principal Accounting Officer

      The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. ss. 1350, and is not being filed for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.